                                                                                                                                          Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2015 Long Term Incentive and Share Award Plan and 2016 Employee Stock Purchase Plan of our reports dated March 6, 2015 with respect to the consolidated financial statements and schedule of ANADIGICS, Inc. and the effectiveness of internal control over financial reporting of ANADIGICS, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

New York, New York

June 22, 2015